Exhibit 4.24

EXECUTION VERSION

October 26, 2017

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

United States

as Representative of the several Initial Purchasers
named in Schedule 1 hereto

Ladies and Gentlemen:

China Lodging Group, Limited, an exempted company incorporated in the Cayman Islands (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”) $425,000,000 aggregate principal amount of the Company’s 0.375% Convertible Senior Notes due 2022 (the “Firm Notes”) and also proposes to grant to the Initial Purchasers an option to purchase up to $50,000,000 aggregate principal amount of 0.375% Convertible Senior Notes due 2022 (the “Additional Notes”), if requested by the Initial Purchasers as provided in Section 2 hereof.  The Firm Notes and the Additional Notes are herein collectively referred to as the “Notes”. Deutsche Bank Securities Inc. has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, to be dated as of November 3, 2017 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).  The American Depositary Shares (“ADSs”) to be issued upon conversion of the Notes are to be issued pursuant to the deposit agreement (together with the note conversion letter agreement to be dated November 3, 2017 between the Company and the Depositary, the “Deposit Agreement”), dated as of March 25, 2010, among the Company, Citibank, N.A., as depositary (the “Depositary”), and all holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive four ordinary shares, par value US$0.0001 per share, of the Company (the “Ordinary Shares”) deposited pursuant to the Deposit Agreement.

Concurrently with the issuance of the Notes, the Company is lending to Deutsche Bank AG, London Branch (the “ADS Borrower”), up to 2,606,278 ADSs, pursuant to an ADS lending agreement dated the date hereof between the Company and the ADS Borrower (the “ADS Lending Agreement”). The ADS Borrower is an affiliate of Deutsche Bank Securities Inc. The ADSs are being offered pursuant to a prospectus supplement dated October 26, 2017, to a registration statement (the “ADS Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2017, in accordance with an underwriting agreement, dated the date hereof, among the ADS Borrower, Deutsche Bank Securities Inc. and the Company (the “ADS Underwriting Agreement”).

In connection with the offering of the Notes, the Company is separately entering into capped call transactions with one or more of the Initial Purchasers (or affiliates thereof) (the “Capped Call Counterparties”), in each case pursuant to capped call confirmations (the “Base Capped Call Confirmations”) to be dated the date hereof, and in connection with any issuance of Additional Notes, the Company and the Capped Call Counterparties may enter into additional capped call transactions pursuant to additional capped call confirmations (the “Additional Capped Call Confirmations” and together with the Base Capped Call Confirmations, the “Capped Call Confirmations”).

The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and in the Time of Sale Memorandum (as defined herein) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Time of Sale Memorandum (the first time when sales of the Notes are made is referred to as the “Time of Sale”).  The Notes will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”).

Pursuant to the Notes and the Indenture, investors who acquire Notes shall be deemed to have agreed that Notes may only be resold or otherwise transferred, after the date hereof, if such Notes are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A or Regulation S).  The Company hereby confirms that it has authorized the use of the Time of Sale Memorandum, the Final Memorandum (as defined herein) and the Recorded Road Show (as defined herein) in connection with the offer and sale of the Notes by the Initial Purchasers.

In connection with the sale of the Notes, the Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum, dated October 26, 2017 (the “Preliminary Memorandum”), and prepared and delivered to each Initial Purchaser copies of a pricing supplement, dated October 26, 2017 (the “Pricing Supplement”), describing the terms of the Notes, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Notes.  For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes other than the Preliminary Memorandum, the Pricing Supplement or the Final Memorandum; “Time of Sale Memorandum” means the Preliminary Memorandum together with the Pricing Supplement and each Additional Written Offering Communication or other information, if any, each identified in Schedule II hereto under the caption Time of Sale Memorandum; and “General Solicitation” means any offer to sell or solicitation of an offer to buy the Notes by any form of general solicitation or advertising (as those terms are used in Regulation D under the Securities Act (“Regulation D”)).

Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum, dated the date hereof (the “Final Memorandum”). As used herein, the terms “Preliminary Memorandum,” “Time of Sale Memorandum” and “Final Memorandum” shall include the documents, if any, incorporated by reference therein on the date hereof.  The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents incorporated by reference therein.

1.          Representations and Warranties.  The Company hereby represents and warrants to, and agrees with each Initial Purchaser that, as of the Time of Sale and as of the Closing Date (as defined herein):

(a)   (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, including, but not limited to, the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2016 filed with the Commission pursuant to the Exchange Act on April 21, 2017 (the “Annual Report”), complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (ii) the Time of Sale Memorandum as of the Time of Sale does not, and as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any Additional Written Offering Communication prepared, used or referred to by the Company, when considered together with the Time of Sale Memorandum, at the time of its use did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) any General Solicitation that is not an Additional Written Offering Communication, made by the Company or by the Initial Purchasers with the consent of the Company, when considered together with the Time of Sale Memorandum, at the time when made or used did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (v) the Final Memorandum as of its date and as of the Closing Date will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to any statements in or omissions from the Time of Sale Memorandum, the Final Memorandum, Additional Written Offering Communication or General Solicitation based upon information relating to any Initial Purchaser furnished in writing to the Company by such Initial Purchaser through the Representative expressly for use therein;

(b)   Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, including electronic road shows and furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication;

(c)   The interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(d)   The Company does not own or control, directly or indirectly, any corporation, association or entity other than China Lodging Holdings (HK) Limited (“CLHK”), China Lodging Investment Limited (“CL Cayman”), China Lodging Holdings Singapore Pte. Ltd. (“CL Singapore”), City Home Group Limited (“City Home”), Sheen Step Group Limited (“Sheen Step”), CLG Special Investments Limited (“CLG”), HanTing Xingkong (Shanghai) Hotel Management Co., Ltd. (“HanTing Xingkong”), Shanghai HanTing Hotel Management Group, Ltd. (“Shanghai HanTing”), Yiju (Shanghai) Hotel Management Co., Ltd. (“Yiju”), HanTing (Tianjin) Investment Consulting Co., Ltd. (“HanTing Tianjin”), HanTing Technology (Suzhou) Co., Ltd. (“HanTing Technology”), HanTing (Shanghai) Enterprise Management Co., Ltd. (“HanTing Shanghai”), Starway Hotels (Hong Kong) Limited (“Starway Hong Kong”), Starway Hotel Management (Shanghai) Co., Ltd. (“Starway Shanghai”), HuaZhu Hotel Management Co., Ltd. (“HuaZhu”), Mengguang Information Technology (Shanghai) Co., Ltd. (“Mengguang Shanghai”), ACL Greater China Limited (“ACL”), Ibis China Investment Limited (“Ibis”), TAHM Investment Limited (“TAHM”), Yagao Meihua Hotel Management Co., Ltd. (“Yagao”), Crystal Orange Hotel Holdings Limited (“Crystal Orange”), Orange Hotel Hong Kong Limited (“Orange Hotel HK”), Orange Hotel Management (China) Co., Ltd. (“Orange Hotel Management”), Beijing Orange Crystal Hotel Management Consulting Co. Ltd. (“Beijing Orange Crystal Hotel Management”), Beijing Orange Times Software Tech. Co., Ltd. (“Beijing Orange Times Software”), Hangzhou Yilai Chain Hotels Co., Ltd (“Hangzhou Yilai”), Huazhu Investment (SH) Co. Ltd. (“Huazhu Investment”) and their respective subsidiaries. Each such subsidiary is referred to as a “subsidiary” and they are referred to collectively as the “subsidiaries”;

(e)   Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Time of Sale Memorandum and the Final Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Memorandum and the Final Memorandum; and, since the respective dates as of which information is given in the Preliminary Memorandum and Time of Sale

Memorandum, there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Time of Sale Memorandum and the Final Memorandum;

(f)    Each of the Company and its subsidiaries has good and marketable title to all real property (if any) and all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Memorandum and the Final Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by each of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(g)   The Company and its subsidiaries, and to the Company’s knowledge after due inquiry, the owners of the properties leased and operated or managed by the Company, are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all material policies of insurance insuring the Company or any of its subsidiaries, and to the Company’s knowledge after due inquiry, the owners of the properties leased and operated or managed by the Company or their respective assets, are in full force and effect; the Company and its subsidiaries, and to the Company’s knowledge after due inquiry, the owners of the properties leased and operated or managed by the Company, are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries, or to the Company’s knowledge after due inquiry, the owners of the properties leased and operated or managed by the Company, under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it, or to the Company’s knowledge after due inquiry, the owners of the properties leased and operated or managed by the Company, will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business; and the Company has obtained or will obtain directors’ and officers’ insurance in such amounts as is customary;

(h)   The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Time of Sale Memorandum and the Final Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or organization in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Time of Sale Memorandum and Final Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect; and each of the business licenses and articles of association of each of the subsidiaries formed under the laws and regulations of the People’s Republic of China (the “PRC”) is in full force and effect under, and in compliance with PRC law;

(i)    Neither the Company nor any of its subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Time of Sale Memorandum and the Final Memorandum, or specifically referred to or described in, or filed as an exhibit to, the Annual Report, and no such termination or non-renewal has been threatened by the Company, any of its subsidiaries or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement;

(j)    Except as disclosed in the Time of Sale Memorandum and Final Memorandum, each of the Company and its subsidiaries has all the necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all governmental agencies to own, lease, license and use its properties, assets and conduct its business in the manner described in the Time of Sale Memorandum and the Final Memorandum, except where the failure to have any such license, franchise, concession, consent, authorization, approval, order, certificate or permit would not have a Material Adverse Effect and such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates or permits contain no material restrictions or conditions not described in the Time of Sale Memorandum and the Final Memorandum; neither the Company nor any of its subsidiaries is aware that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits, and the Company and its subsidiaries are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects;

(k)   Except as disclosed in the Time of Sale Memorandum and Final Memorandum, neither the Company nor any of its subsidiaries is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands, Hong Kong S.A.R., British Virgin Islands, Singapore or any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body of any stock exchange authorities (“Governmental Agency”) in the PRC, Cayman Islands, Hong Kong S.A.R., British Virgin Islands, Singapore or any other jurisdiction where it was incorporated or operates, (C) in violation of its constitutive or organizational documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (A), (B) and (D) above, where any such breach or default would not, individually or in aggregate, have a Material Adverse Effect;

(l)    The Company has the authorized share capital as set forth in the Time of Sale Memorandum and the Final Memorandum and all of the issued shares of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Time of Sale Memorandum and the Final Memorandum; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except that the registered capital of each PRC subsidiary of the Company has been or will be validly issued and fully paid with all contributions to such registered capital within the time periods permitted under applicable PRC laws and their constitutive documents; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares, ADSs or any other class of shares or other equity interests of the Company or the subsidiaries except as disclosed in the Time of Sale Memorandum and Final Memorandum; when the Notes are delivered and paid for pursuant to this Agreement on each Closing Date, such Notes will be convertible into Ordinary Shares in accordance with the Indenture; the Ordinary Shares, when issued upon conversion of the Notes, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs; the Notes, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the several Initial Purchasers and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Notes, Ordinary Shares or ADSs under the laws of the PRC, Cayman Islands,

Hong Kong S.A.R., British Virgin Islands, Singapore or United States except as described in the Time of Sale Memorandum and the Final Memorandum;

(m)  Except as described in the Time of Sale Memorandum and the Final Memorandum, (A) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase (and apart from the Notes there are no other classes or series of shares, options, warrants, rights or other securities convertible, exchangeable or exercisable for) any newly issued Ordinary Shares or ADSs or any other newly issued shares of capital stock of or other equity interests in the Company, CLHK, CL Cayman, CL Singapore, City Home, Sheen Step, CLG, HanTing Xingkong, Shanghai HanTing, Yiju, HanTing Tianjin, HanTing Technology, HanTing Shanghai, Starway Hong Kong, Starway Shanghai, HuaZhu, Mengguang Shanghai, ACL, Ibis, TAHM, Yagao, Crystal Orange, Orange Hotel HK, Orange Hotel Management, Beijing Orange Crystal Hotel Management, Beijing Orange Times Software, Hangzhou Yilai, Huazhu Investment or, to the Company’s knowledge after due inquiry any of its other subsidiaries and (B) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Notes;

(n)   Except as described in the Time of Sale Memorandum and the Final Memorandum, apart from the Notes, there are no other classes or series of shares, options, warrants, rights or other securities with special voting rights, veto rights, minority shareholder rights, equity interest holder rights or preemptive rights;

(o)   The issuance and allotment of the Ordinary Shares and ADSs to be issued upon conversion of the Notes to be sold by the Company to the Initial Purchasers hereunder have been duly and validly authorized and such Ordinary Shares have been reserved for issuance upon such conversion, and, when issued and delivered upon conversion of the Notes as provided herein, will be validly issued and fully paid and (in the case of Ordinary Shares) non-assessable and will conform in all material respects to the descriptions of the Ordinary Shares and ADSs in the Time of Sale Memorandum and the Final Memorandum and will not be subject to any call for the payment of further capital and will rank pari passu with other Ordinary Shares of the Company including, without limitation, as to entitlement to dividends, subject to and in accordance with the terms of the Indenture and will be free and clear of any security interest, mortgage, pledge, lien, charge, claim or encumbrance of any kind;

(p)   The Notes to be sold by the Company to the Initial Purchasers hereunder have been duly and validly authorized and, when executed and authenticated in accordance with the Indenture and issued and delivered against payment therefor as provided herein, will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture;

(q)   The ADS Lending Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the other parties thereto, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

(r)    The Capped Call Confirmations have been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the other parties thereto, are valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions;

(s)    The Indenture has been duly authorized and, on the First Closing Date (as defined herein), will have been duly executed and delivered by the Company, and will constitute a legal, valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions;

(t)    The Notes to be purchased by the Initial Purchasers from the Company will on the Closing Date be in the form contemplated by the Indenture.  The Notes, the Indenture, the ADS Lending Agreement and the Capped Call Confirmations will conform in all material respects to the descriptions thereof in the Time of Sale Memorandum and the Final Memorandum;

(u)   Except as described in the Time of Sale Memorandum and the Final Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the ADS Registration Statement or in any other registration statement filed by the Company under the Act;

(v)   This Agreement has been duly authorized, executed and delivered by the Company;

(w)  The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions, and upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Final Memorandum;

(x)   All dividends and other distributions declared and payable on the Ordinary Shares may under the current laws and regulations of the Cayman Islands be paid to the registered holder of such Ordinary Shares (including the Depositary as the registered holder thereof), and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (hereinafter referred to as “Governmental Authorizations”) in the Cayman Islands;

(y)   All dividends and other distributions declared and payable on the share capital of CLHK, Starway Hong Kong, ACL, Ibis, TAHM or Orange Hotel HK, or any other subsidiary incorporated in the Hong Kong S.A.R., may under the current laws and regulations of the Hong Kong S.A.R. be paid to the Company, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Hong Kong S.A.R. and are otherwise free and clear of any other tax, withholding or deduction in the Hong Kong S.A.R. and without the necessity of obtaining any Governmental Authorization in the Hong Kong S.A.R.;

(z)   Except as described in the Time of Sale Memorandum and the Final Memorandum, all dividends and other distributions declared and payable on the share capital of any of HanTing Xingkong, Shanghai HanTing, Yiju, HanTing Tianjin, HanTing Technology, Starway Shanghai, HangTing Shanghai, Yagao, HuaZhu, Mengguang Shanghai, Orange Hotel Management, Beijing Orange Crystal Hotel Management, Beijing Orange Times Software, Hangzhou Yilai, Huazhu Investment and their respective subsidiaries may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC;

(aa) The issue and sale of the Notes, the conversion of the Notes, the issuance of the Ordinary Shares upon conversion of the Notes, the deposit of Ordinary Shares with the Depositary against issuance of ADRs evidencing the ADSs and the compliance by the Company with this Agreement, the Indenture, the Notes, the Deposit Agreement, the ADS Lending Agreement and the Capped Call Confirmations and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where a waiver or consent from the counterparty has been obtained in accordance with the terms of such indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, (B) result in any violation of the provisions of the constitutive or organizational documents of the Company or any subsidiary or (C) result in any violation of any applicable statute or laws or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets;

(bb) No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Agency is required for the issue and sale of the Notes, the conversion of the Notes into Ordinary Shares or ADSs, the deposit of Ordinary Shares with the Depositary against issuance of ADRs evidencing the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture, the Notes, the Deposit Agreement, the ADS Lending Agreement or the Capped Call Confirmations, except (A) the registration under the Act of the ADSs under the ADS Lending Agreement and the listing of the ADSs on the NASDAQ Global Select Market, (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to the Representative and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong S.A.R. and United States in connection with the purchase and distribution of the Notes by or for the respective accounts of the several Initial Purchasers;

(cc) Except as disclosed in the Time of Sale Memorandum and Final Memorandum, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchasers to the government of the PRC, Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with: (A) the deposit with the Depositary of the Ordinary Shares by the Company against the issuance of ADRs evidencing the ADSs, (B) the issuance, sale and delivery by the Company of the Notes to or for the respective accounts of the several Initial Purchasers or (C) the sale and delivery by the Initial Purchasers of the Notes to the initial purchasers thereof in the manner contemplated by this Agreement;

(dd) None of the Company or any of its subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined;

(ee) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

(ff)  The statements set forth in the Time of Sale Memorandum and the Final Memorandum under the captions “Description of the Notes”, “Description of the Registered ADS Borrow Facility”, “Description of the Concurrent Capped Call Transactions”, “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Notes, ADS Lending Agreement, Capped Call Confirmations, Ordinary Shares and ADSs, respectively, and under the captions “Taxation” and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(gg) Other than as set forth in the Time of Sale Memorandum and the Final Memorandum, there are no legal, arbitration or governmental proceedings (including, without limitation, governmental investigations or inquiries) pending to which the Company or any of its subsidiaries or the Company’s directors and executive officers is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect or (B) that are required to be described in the Annual Report and are not so described; and, to the Company’s knowledge after due inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(hh) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof or the transactions contemplated by the ADS Lending Agreement and Capped Call Transactions, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(ii)   Each of this Agreement, the Indenture, the Notes, the Deposit Agreement, the ADS Lending Agreement and the Capped Call Confirmations is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement, the Indenture, the Notes, the Deposit Agreement, the ADS Lending Agreement or the Capped Call Confirmations, it is not necessary that this Agreement, the Indenture, the Notes, the Deposit Agreement, the ADS Lending Agreement or the Capped Call Confirmations be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Indenture, the Notes, the Deposit Agreement, the ADS Lending Agreement or the Capped Call Confirmations or any other documents to be furnished hereunder, except for nominal stamp duty if the documents are executed in or brought into the Cayman Islands;

(jj)   The Preliminary Memorandum, Time of Sale Memorandum, Final Memorandum and any Additional Written Communication and ADS Registration Statement, and the filing of the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(kk) There are no contracts or documents which are required to be described in the Annual Report or to be filed as exhibits to the Annual Report that have not been so described and filed as required;

(ll)   Except as described in the Time of Sale Memorandum and the Final Memorandum, each of the Company and its subsidiaries owns, possesses, licenses or has other rights to use all patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, and/or know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) (collectively, “Intellectual Property”) that are necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Time of Sale Memorandum and the Final Memorandum; all material copyrights and patents owned or licensed by the Company (including all material copyrights and patents owned or licensed by the Company’s subsidiaries) are valid, enforceable and not subject to any ongoing or threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; neither the Company nor any of its subsidiaries has received any notice alleging infringement, violation or conflict with (and neither the Company nor any of its subsidiaries knows of any basis for alleging infringement, violation or conflict with) the Intellectual Property rights of any third party by the Company, its subsidiaries, or their products; there are no pending or, to the Company’s knowledge after due inquiry, threatened actions, suits, proceedings or claims that allege the Company or any of its subsidiaries is infringing or has infringed any Intellectual Property right of any third party; the discoveries, inventions, products or processes of the Company and its subsidiaries referenced in the Time of Sale Memorandum and the Final Memorandum, to the Company’s knowledge after due inquiry, do not violate or conflict with any Intellectual Property right of any third party including any discovery, invention, product or process that is the subject of a patent application filed by any third party; neither the Company nor any of its subsidiaries is in breach of any material license or other agreement (to which it is a party) related to the Intellectual Property rights of the Company, its subsidiaries or any third party; and except for those contracts and/or documents filed as an exhibit to or described in the Annual Report, there are no other contracts and/or documents related to Intellectual Property required to be filed as an exhibit to or described in the Annual Report;

(mm) The Company does not believe it was a passive foreign investment company within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for its 2016 taxable year and it does not expect to be one in the foreseeable future;

(nn) Except as described in the Time of Sale Memorandum and the Final Memorandum, the Company has not sold, issued or distributed any Notes during the six-month period preceding the date hereof, or any securities that are of the same or a similar class as the Notes, including any sales pursuant to Rule 144A, Regulation D or Regulation S, other than shares issued pursuant to the Company’s existing share incentive plan or other employee benefit or compensation plans;

(oo) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(pp) Except as described in the Time of Sale Memorandum and the Final Memorandum, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of its subsidiaries and any director or executive officer of the Company or any of its subsidiaries or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no material relationships or transactions between the Company or any of its subsidiaries on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand except as disclosed in the Time of Sale Memorandum and Final Memorandum;

(qq) Deloitte Touche Tohmatsu Certified Public Accountants LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board;

(rr)   Ernst & Young LLP, who have certified certain financial statements of Crystal Orange, are independent auditors as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements and standards of the American Institute of Certified Public Accountants;

(ss)  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”); (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity;

(tt)   The Company has established and maintains and evaluates a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP; such internal control over financial reporting has been designed by the Company’s chief executive officer and chief financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the latest audited financial statements included in the Time of Sale Memorandum and the Final Memorandum there has been no change in the Company’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, and, except as described in the Time of Sale Memorandum and the Final Memorandum, the Company’s independent public accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements; and the Company has taken all necessary actions to ensure that the Company and its subsidiaries and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. The Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established;

(uu) Except as described in the Time of Sale Memorandum and the Final Memorandum, neither the Company nor any of its subsidiaries has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of its subsidiaries, or to any other person;

(vv) No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge after due inquiry, is threatened or contemplated;

(ww) The section entitled “Operating and Financial Review and Prospects — Critical Accounting Policies” in the Annual Report truly, accurately and completely in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s Board of Directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent public accountants with regard to such disclosure;

(xx) Since the date of the latest audited financial statements included in the Time of Sale Memorandum and the Final Memorandum, neither the Company nor any of its subsidiaries has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Company and its subsidiaries and that are not otherwise described in the Time of Sale Memorandum and the Final Memorandum;

(yy) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Memorandum and the Final Memorandum accurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its subsidiaries, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or any of its subsidiaries or the availability thereof or the requirements of the Company or any of its subsidiaries for capital resources;

(zz) Except as disclosed in the Time of Sale Memorandum and Final Memorandum, none of the Company or any of its subsidiaries is engaged in any material transactions with its directors, officers, management, shareholders, or any other affiliate, including any person who formerly held a position as a director, officer and/or shareholder;

(aaa) No holder of any of the Notes, Ordinary Shares or ADSs after the consummation of the transactions contemplated by the Indenture, this Agreement, the Notes, the Deposit Agreement, the ADS Lending Agreement or the Capped Call Confirmations is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Notes, Ordinary Shares or ADSs; and except as set forth in the Time of Sale Memorandum and the Final Memorandum, there are no limitations on the rights of holders of the Notes, Ordinary Shares or ADSs to hold, vote or transfer their securities;

(bbb) The audited and unaudited consolidated financial statements (and the notes thereto) of the Company and the audited consolidated financial statements (and the notes thereto) of Crystal Orange included in the Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum fairly present in all material respects the consolidated financial position of the Company and Crystal Orange, as applicable, as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company and Crystal Orange, as applicable, for the periods specified, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data included in the Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein, subject, in the case of the preliminary unaudited financial results, to the fact that such results are subject to completion of the normal period-end closing procedures of the Company and review by the Company’s independent public accountants in accordance with Statement of Auditing Standards No. 4105;

(ccc) The pro forma financial information included in the Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum present fairly in all material respects the information shown therein, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.  The pro forma financial statements included in the Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include adjustments that give effect to events that are (i) directly attributable to the applicable transactions, (ii) expected to have a continuing impact on the Company and (iii) factually supportable;

(ddd) Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee, being the registered holder of the ADS, as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company;

(eee) Except as set forth in the Time of Sale Memorandum and the Final Memorandum and this Agreement all amounts payable by the Company to an Initial Purchaser in respect of the Notes, ADRs evidencing the ADSs or the underlying Ordinary Shares shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or any authority thereof or therein (except such income taxes as may otherwise be imposed by the Cayman Islands on payments hereunder to an Initial Purchaser whose net income is subject to tax by the Cayman Islands or withholding, if any, with respect to any such income tax) nor are any taxes imposed in the Cayman Islands on, or by virtue of the execution or delivery of, such documents provided they remain outside the Cayman Islands;

(fff) All returns, reports or filings which ought to have been made by or in respect of the Company and its subsidiaries for taxation purposes as required by the law of the jurisdictions in which the Company and its subsidiaries are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all respects, except where failure to make such return, report or filing, or correctly and properly file any such return, report or filing would not have a Material Adverse Effect; no such returns, reports or filings are the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; the provisions included in the audited consolidated financial statements as set out in the Time of Sale Memorandum and the Final Memorandum included appropriate provisions required under U.S. GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has received notice of any tax deficiency with respect to the Company or any of its subsidiaries;

(ggg) The Company has provided or made available to the Representative true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of its subsidiaries to any director or executive officer of the Company or any of its subsidiaries; and since September 30, 2009, the Company has not, directly or indirectly, including through any of its subsidiaries: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of its subsidiaries, or to or for any family member or affiliate of any director or executive officer of the Company or any of its subsidiaries; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any of its subsidiaries, or any family member or affiliate of any director or executive officer, which loan was outstanding on September 30, 2009, that (x) is outstanding on the date hereof and (y) constitutes a violation of any applicable law or regulation;

(hhh)  Any statistical and market-related data included in the Time of Sale Memorandum and Final Memorandum are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required;

(iii)  The application of the net proceeds from the offering of Notes, as described in the Time of Sale Memorandum and the Final Memorandum, will not (A) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its subsidiaries, (B) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its subsidiaries or (C) contravene or violate the terms or provisions of any Governmental Authorization applicable to any of the Company or any of its subsidiaries;

(jjj) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Notes;

(kkk)  Under the laws of the Cayman Islands and the Hong Kong S.A.R., the courts of the Cayman Islands and the Hong Kong S.A.R. will recognize and give effect to the choice of law provisions set forth in Section 17 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement; under the laws of the PRC, the choice of law provisions set forth in Section 17 hereof will be recognized by the courts of the PRC and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the discretion of the relevant courts and public policies and other principles to be considered by such courts and the other conditions described under the section titled “Enforceability of Civil Liabilities” in the Time of Sale Memorandum and the Final Memorandum;

(lll)  None of the Company, any of its subsidiaries, any of the Company’s directors or executive officers, or, to the Company’s knowledge after due inquiry, any agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(mmm)  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge after due inquiry, threatened;

(nnn)  The descriptions of the events and transactions set forth in the Annual Report in the section entitled “History and Development of the Company” are accurate, complete and fair in all material respects; and each of the events and transactions set forth therein has been duly authorized and does not (A) contravene any provision of applicable law or statute, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties (including but not limited to the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC), (B) contravene the articles of association, business license or other constitutive documents of the Company or any of its subsidiaries, or (C) conflict with or result in a breach of violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of clauses (A) and (C), as would not, individually or in the aggregate, have a Material Adverse Effect;

(ooo)  Each of the Company and its subsidiaries that was incorporated outside of the PRC has taken, or is in the process of taking, reasonable steps to comply with, and to ensure compliance by each of its controlling shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each controlling shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations;

(ppp)  (A) None of the Company, its subsidiaries, affiliates, employees, agents, directors or officers in the United States: (i) does any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”) (collectively, “Sanctions”); or (ii) supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions; (B) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; (C) the proceeds from the offering of the Notes contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions; and (D) the Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Notes contemplated hereby that is inconsistent with any of the Company’s representations and obligations under clause (C) of this paragraph or in the Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum;

(qqq)  Except as described in the Time of Sale Memorandum and the Final Memorandum, the Company and its subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of its subsidiaries hold all permits, authorizations and approvals required under Environmental Laws (as defined below); there are no past, present or, to the Company’s knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could give rise to any material costs or liabilities to the Company or any subsidiary under, or to interfere with or prevent compliance by the Company or any subsidiary with, Environmental Laws; neither the Company nor any of its subsidiaries (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or, to the Company’s knowledge after due inquiry, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(rrr) The Preliminary Memorandum, Time of Sale Memorandum, Final Memorandum and each Additional Written Offering Communication comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any jurisdiction in which any Preliminary Memorandum, Time of Sale Memorandum, Final Memorandum or any Additional Written Offering Communication is distributed; and no Governmental Authorization, other than those heretofore obtained, is required in connection with the offering of the Notes in any jurisdiction where the Notes are being offered;

(sss)  There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Annual Report which have not been described as required;

(ttt) The Company has taken all reasonable steps to comply with, and to ensure compliance by all of the Company’s shareholders and prior holders who are PRC residents or PRC citizens with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including without limitation, taking reasonable steps to require each of its shareholders and option holders that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations;

(uuu)  Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Preliminary Memorandum, Time of Sale Memorandum, Final Memorandum and each

Additional Written Offering Communication, if any, has been made or reaffirmed with a reasonable basis and in good faith;

(vvv) The Company is, and immediately after the Closing Date will be, Solvent.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital;

(www) None of the Company, any affiliate (as defined in Rule 501(b) of Regulation D, an “Affiliate”), or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the Securities Act.  None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has made any General Solicitation that is not an Additional Written Offering Communication other than General Solicitations listed on Schedule II hereto or those made with the prior written consent of the Representative.  With respect to those Notes sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S;

(yyy) Subject to compliance by the Initial Purchasers with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Time of Sale Memorandum to register the Notes under the Securities Act or, to qualify the Indenture under the Trust Indenture Act of 1939, including the rules and regulations of the Commission promulgated thereunder;

(zzz) The Notes are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system;

(xxx) The Company is subject to Section 13 or 15(d) of the Exchange Act;

(yyy) Neither the Company nor any of its subsidiaries and Affiliates nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

(zzz) The Company and its subsidiaries and Affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States and, in connection therewith, the Time of Sale Memorandum will contain the disclosure required by Rule 902.  The Company is a “reporting issuer” and a “foreign issuer” as defined in Rule 902 under the Securities Act.

2.          Agreements to Sell and Purchase.  The Company hereby agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Notes set forth in Schedule I hereto opposite its name at a purchase price of 98.6% of the principal amount thereof (the “Purchase Price”), plus accrued and unpaid interest, if any, to the Closing Date.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Initial Purchasers Additional Notes, and the Initial Purchasers shall have the right to purchase, severally and not jointly, Additional Notes at the Purchase Price, plus accrued and unpaid interest, if any, to the Option Closing Date (as defined below).  The Representative may exercise this right on behalf of the Initial Purchasers in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the aggregate principal amount of Additional Notes to be purchased by the Initial Purchasers and the date for payment and delivery thereof.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Notes or later than ten business days after the date of such notice.  Additional Notes may be purchased as provided in Section 4 hereof. On each day, if any, that Additional Notes are to be purchased (an “Option Closing Date”), each Initial Purchaser agrees, severally and not jointly, to purchase the respective principal amount of Additional Notes that bears the same proportion to the aggregate principal amount of Additional Notes to be purchased on such Option Closing Date as the principal amount of Firm Notes set forth in Schedule I hereto opposite the name of such Initial Purchaser bears to the aggregate principal amount of Firm Notes.

3.          Terms of Offering.  You have advised the Company that the Initial Purchasers will make an offering of the Notes purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4.          Payment and Delivery.  Payment for the Firm Notes shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Notes for the respective accounts of the several Initial Purchasers at 9:00 a.m., New York City time, on, November 3, 2017, or at such other time on the same or such other date, not later than the seventh business day thereafter, as the Initial Purchasers and the Company may agree upon in writing.  The time and date of such payment are hereinafter referred to as the “First Closing Date.” Payment for any Additional Notes shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Additional Notes for the respective accounts of the several Initial Purchasers at 9:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 hereof. The First Closing Date and each Option Closing Date, if any, are referred to as the “Closing Date.” Such delivery and payment shall be made at the offices of Latham & Watkins LLP (or such other place as may be agreed to by the Company and the Representative).  The Company hereby acknowledges that the Representative may provide notice to postpone the Closing Date as contemplated by the provisions of Section 10 hereof.

The Notes shall be represented by one or more definitive global securities in book-entry form, and registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date. The Notes will be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”). The Company will deliver the Notes to the Representative, against payment by the Representative of the Purchase Price by wire transfer in federal (same day) funds, by causing DTC to credit the Notes to the account of the Representative at DTC. The Notes shall be delivered to the Representative on the Closing Date for the respective accounts of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Notes to the Initial Purchasers duly paid, against payment of the Purchase Price plus accrued interest, if any, to the date of payment and delivery. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a condition to the obligations of the Initial Purchasers.

5.          Conditions to the Initial Purchasers’ Obligations.  The several obligations of the Initial Purchasers to purchase and pay for the Notes as provided herein on the Closing Date are subject to the satisfaction or waiver, as determined by the Representative in its sole discretion of the following conditions precedent on or prior to the Closing Date:

(a)   Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale

Memorandum provided to the prospective purchasers of the Notes that, in your judgment, constitutes a Material Adverse Effect and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b)   The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Time of Sale and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(c)   The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company to the effect set forth in Section 5(a) hereof, and further to the effect that the representations and warranties of the Company contained in this Agreement were true and correct as of the Time of Sale and are true and correct as of the Closing Date; that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d)   On the Closing Date, the Company shall have furnished to the Representative a certificate, dated the Closing Date and addressed to the Initial Purchasers, of its chief financial officer with respect to certain financial information contained in the Time of Sale Memorandum and the Final Memorandum, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit B hereto.

(e)   The Initial Purchasers shall have received on the Closing Date an opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, United States counsel for the Company, dated the Closing Date, substantially in the form agreed by such counsel and the Initial Purchasers.

(f)    The Initial Purchasers shall have received on the Closing Date an opinion of Conyers Dill & Pearman, Cayman Islands and British Virgin Islands counsel for the Company, dated the Closing Date, substantially in the form agreed by such counsel and the Initial Purchasers.

(g)   The Initial Purchasers shall have received on the Closing Date an opinion of Jingtian & Gongcheng, PRC counsel for the Company, dated the Closing Date, substantially in the form agreed by such counsel and the Initial Purchasers.

(h)   The Initial Purchasers shall have received on the Closing Date an opinion of Cleary Gottlieb Steen & Hamilton (Hong Kong), Hong Kong counsel for the Company, dated the Closing Date, substantially in the form agreed by such counsel and the Initial Purchasers.

The opinions described in Sections 5(e) through 5(h) above shall be rendered to the Initial Purchasers at the request of the Company, and shall so state therein.

(i)    The Initial Purchasers shall have received on the Closing Date an opinion of Latham & Watkins LLP, United States counsel for the Initial Purchasers, dated the Closing Date, in the form and substance satisfactory to the Representative.

(j)    The Initial Purchasers shall have received on the Closing Date an opinion of Walkers, Cayman Islands counsel for the Initial Purchasers, dated the Closing Date, in the form and substance satisfactory to the Representative.

(k)   The Initial Purchasers shall have received on the Closing Date an opinion of Tian Yuan Law Firm, PRC counsel for the Initial Purchasers, dated the Closing Date, in the form and substance satisfactory to the Representative.

(l)    On the date hereof, the Initial Purchasers shall have received from each of Deloitte Touche Tohmatsu Certified Public Accountants LLP, the independent registered public accounting firm for the Company, and Ernst & Young LLP, the independent registered public accounting firm for Crystal Orange, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the financial information in the Time of Sale Memorandum and other customary matters.  In addition, on the Closing Date, the Initial Purchasers shall have received from each such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three business days prior to the Closing Date.

(m)  On or prior to the First Closing Date, the Representative shall have received lock-up letters from each of the directors and executive officers of the Company and any other parties listed on Schedule I to Exhibit A hereto, in each case substantially in the form attached hereto as Exhibit A.

(n)   The Company shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.

(o)   The sale of the Notes shall not have been enjoined (temporarily or permanently) by any federal, state or foreign court on the Closing Date.

(p)   The Company and the Depositary shall have executed an agreement in form and substance satisfactory to the Initial Purchasers (i) providing for the issuance of ADSs in book-entry format but subject to restrictive legends upon conversion of the Notes in the circumstances described under “Transfer Restrictions” in the Preliminary Memorandum as supplemented by the Pricing Supplement and (ii) setting forth the procedures by which the Company will remove such restrictive legends within the applicable time period described under “Transfer Restrictions” in the Preliminary Memorandum as supplemented by the Pricing Supplement.

(q)   The ADSs issuable upon conversion of the Securities shall have been listed, subject to notice of issuance, on the Nasdaq Global Select Market, and satisfactory evidence of such actions shall have been provided to the Representative.

(r)    The Company shall have executed and delivered the Capped Call Confirmations, in form and substance reasonably satisfactory to the Representative, the Capped Call Confirmations shall be in full force and effect, and the Company shall not be in breach or default thereunder.

(s)    The Company shall have executed and delivered the ADS Lending Agreement, in form and substance reasonably satisfactory to the Representative, the ADS Lending Agreement shall be in full force and effect, and the Company shall not be in breach or default thereunder.

(t)    All conditions to closing under the ADS Underwriting Agreement shall have been satisfied and the closing of the transactions under the ADS Underwriting Agreement shall have closed concurrently with the transactions under this Agreement.

(u)   The Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any condition specified in this Section 5 is not satisfied when, or has not been waived by the Representative, and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 6(g), 8, 11 and 17 hereof shall at all times be effective and shall survive such termination.

6.          Covenants of the Company.  The Company covenants with each Initial Purchaser as follows:

(a)   To furnish to you, without charge, as promptly as practicable following the Time of Sale and in any event not later than the business day following the date hereof and during the period mentioned in Section 6(d) or (e) hereof, as many copies of the Time of Sale Memorandum, the Final

Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(b)         Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c)          To furnish to you a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which you reasonably object.

(d)         If the Time of Sale Memorandum is being used to solicit offers to buy the Notes at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or if, in the judgment of the Representative or counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances under which they are made, when delivered to a Subsequent Purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e)          If, during such period after the date hereof and prior to the date on which all of the Notes shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or if, in the judgment of the Representative or counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances under which they are made, when delivered to a Subsequent Purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f)           (i) To cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Notes for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Initial Purchasers, and to comply with such laws and to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes and (ii) to advise Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, to use its best efforts to obtain the withdrawal thereof at the earliest possible moment.  Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(g)          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:  (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants and other advisors in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the issuance and sale of the Notes, including, without limitation, in connection with the preparation, printing, filing, shipping and distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication and any amendments and supplements to any of the foregoing, this Agreement, the Indenture, the Notes, the Deposit Agreement, the Capped Call Confirmations and ADS Lending Agreement, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in any appropriate market system, (v) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vi) the cost of the preparation, issuance and delivery of the Notes, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 hereof and the last paragraph of Section 11 hereof, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

(h)         To indemnify and hold harmless the Initial Purchasers against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issuance and sale of the Notes to the Initial Purchasers and on the execution and delivery of this Agreement, the Indenture, the Notes, the Deposit Agreement, the Capped Call Confirmations or the ADS Lending Agreement.  All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(i)             Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to the Subsequent Purchasers or (iii) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S or otherwise.

(j)            To furnish you with any proposed General Solicitation to be made by the Company or on its behalf before its use, and not to make or use any proposed General Solicitation without your prior written consent.

(k)         (i) As long as any of the Notes remain outstanding, to furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes other than materials filed by the Company with the Commission; (ii) prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any audited annual financial statements or unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Time of Sale Memorandum and the Final Memorandum other than financial statements of the Company filed with the Commission; and (iii) while any of the Notes remain outstanding, to make available, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4)

under the Securities Act, unless at such time the Company shall be subject to Section 13 or 15(d) of the Exchange Act and shall have filed all reports required to be filed pursuant to such Sections and the related rules and regulations of the Commission.

(l)             During the period of one year after the Closing Date, the Company will not be, nor will it become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(m)     None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirements of Regulation S.

(n)         The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been acquired by any of them other than pursuant to an effective registration statement or valid exemption under the Securities Act which results in the Notes registered thereon being freely tradable upon sale pursuant to such registration statement or exemption.

(o)         Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Notes contemplated hereby.

(p)         To apply the net proceeds from the sale of the Notes in the manner described under the caption “Use of Proceeds” in the Time of Sale Memorandum and the Final Memorandum.

(q)         The Company also agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, it will not, during the period ending 90 days after the date of the Final Memorandum or such earlier date that the Representative consent to in writing (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs of the Company (“Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Lock-Up Securities, or (4) publicly disclose the intention to make any such offer, pledge, sale or disposition, or enter into any such transaction, swap, hedge or other arrangement, or file any such registration statement. The foregoing sentence shall not apply to (a) the sale of the Notes under this Agreement, (b) the entry into, and performance of the obligations under, the transactions under the Capped Call Confirmations, (c) the issuance of Ordinary Shares to the ADS Borrower pursuant to the ADS Lending Agreement, (d) the issuance by the Company of any Lock-Up Securities upon the exercise of an option or warrant or the conversion of the Notes or any other security outstanding on the date hereof of which the Initial Purchasers have been advised in writing, or (e) the grant of incentive shares by the Company to its employees, directors and/or consultants pursuant to the Company’s existing share incentive plans, or the issuance of any Lock-Up Securities upon the exercise of options granted under existing employee share incentive plans.

(r)            The Company shall reserve and keep available at all times, free of preemptive rights, Ordinary Shares for the purpose of enabling the Company to satisfy any obligations to issue Ordinary Shares initially issuable upon conversion of the Notes.

(s)           (i) Not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Notes, to use its best efforts to obtain and maintain all approvals required in the Cayman Islands, British Virgin Islands, Hong Kong, Singapore, the PRC and any other jurisdiction where the Company or any of its subsidiaries was incorporated or operates, to pay and remit all principal of, premium if any, and interest on, and all other amounts payable under the Notes; and (iii) to use its best efforts to obtain and maintain all approvals required in the Cayman Islands, British Virgin Islands, Hong Kong, Singapore, the PRC and any other jurisdiction where the Company or any of its subsidiaries was incorporated or operates, for the Company to acquire sufficient foreign exchange for the payment of all principal of, premium if any, and interest on, and all other amounts payable under the Notes and all other relevant purposes.

(t)            To comply with the SAFE Rules and Regulations, and to use its best efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the SAFE Rules and Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(u)         The Company will use its best efforts to procure that each person and entity listed on Schedule I to Exhibit A hereto shall, promptly after the execution hereof and no later than the First Closing Date, execute and deliver to the Representative the lock-up letters referred to in Section 5(m) hereof.

7.                             Offering of Securities; Restrictions on Transfer.  (a) Each Initial Purchaser, severally and not jointly, represents and warrants to that it is a qualified institutional buyer as defined in Rule 144A (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Notes by any General Solicitation, other than a permitted communication listed on Schedule II hereto, or those made with the prior written consent of the Company, or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, and it represents and warrants that it has not solicited offers for, or offered or sold, the Notes by any General Solicitation, except in such permitted manner (ii) it will sell such Notes in the United States only to persons that it reasonably believes to be QIBs, and it will take reasonable steps to ensure that the Subsequent Purchaser is aware that such sale is being made in reliance on Rule 144A, and (iii) in the case of offers outside the United States it will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Important Notice to Investors”.

(b)         Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i)                                such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

(ii)                             such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any such other material, in all cases at its own expense;

(iii)                          the Notes have not been registered under the Securities Act and may not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S;

(iv)                         such Initial Purchaser has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a) hereof; accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

(v)                            such Initial Purchaser, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of Notes to the public in that Relevant Member State, other than:

(A)                          to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B)                          to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representative on behalf of the Initial Purchasers for any such offer; or

(C)                          in any other circumstances falling within Article 3 of the Prospectus Directive, provided that no such offer of Notes shall require the Company or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in that Member State, and the expression “2010 PD Amending Directive” means Directive 3010/73/EU.

(vi)                         Such Initial Purchaser has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of such Act does not apply to the Company and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom;

(vii)                      such Initial Purchaser understands that the Notes have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Notes in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

(viii)                   such Initial Purchaser agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this Section 7(b) have the meanings given to them by Regulation S.

8.                        Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors and officers and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as such expenses are incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, any General Solicitation made by the Company or the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Memorandum, the Pricing Supplement, any Additional Written Offering Communication, General Solicitation or the Final Memorandum (or any amendment or supplement thereto).  The Company hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication set forth in Schedule II hereto, General Solicitation set forth in Schedule II hereto, or the Final Memorandum (or any amendment or supplement thereto) are the following statements: the names of the Initial Purchasers set forth on the cover page and the statements in the thirteenth, fourteenth, fifteenth and sixteenth paragraphs under the caption “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)         Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Preliminary Memorandum, the Pricing Supplement, any Additional Written Offering Communication set forth in Schedule II hereto, General Solicitation set forth in Schedule II hereto or the Final Memorandum (or any amendment or supplement thereto).  The Company hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Communication set forth in Schedule II hereto, General Solicitation set forth in Schedule II hereto, or the Final Memorandum (or any amendment or supplement thereto) are the following statements: the names of the Initial Purchasers set forth on the cover page and the statements in the thirteenth, fourteenth, fifteenth and sixteenth paragraphs under the caption “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8.  The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 8(a) hereof, and by the Company, in the case of parties indemnified pursuant to Section 8(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)         To the extent the indemnification provided for in Section 8(a) or 8(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, as provided in this Agreement, bear to the aggregate offering price of the Notes. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Initial Purchasers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Notes they have purchased hereunder as set forth opposite their names in Schedule I hereto, and not joint.

(e)          The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to Section 8(d) hereof were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)           The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

9.                             Termination.  The Representative may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange (the “NYSE”), the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, the Hong Kong Stock Exchange, the London Stock Exchange or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands, Hong Kong, London, the PRC or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State, the Cayman Islands, Hong Kong, London, the PRC or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10.                      Effectiveness; Defaulting Initial Purchasers.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of Notes to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of

Notes set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all such non defaulting Initial Purchasers, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the principal amount of Notes that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one ninth of such principal amount of Notes without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Notes with respect to which such default occurs is more than one tenth of the aggregate principal amount of Notes to be purchased on the Closing Date, and arrangements satisfactory to the non-defaulting Initial Purchasers and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company except that the provisions of Sections 6(g), 8, 11 and 17 hereof shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected.  As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10.  Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

11.                      Reimbursement of the Expenses of the Initial Purchasers.  If this Agreement shall be terminated by the Representative pursuant to Section 9 hereof or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers, severally, upon demand for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

12.                      Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Company and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Notes.

(b)                                 This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

(c)                                  The Company acknowledges that in connection with the offering of the Notes: (i) the Initial Purchasers have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Initial Purchasers owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, (iii) the Initial Purchasers may have interests that differ from those of the Company, and (iv) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.  The Company waives to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.

13.                      Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

14.                      Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Notes as such from any of the Initial Purchasers merely by reason of such purchase.

15.                      Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16.                      Authority of the Representative.  Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

17.                      Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(a)                                 Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States located in the City and County of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.  The Company irrevocably appoints Cogency Global Inc., 10 E. 40th Street, 10th Floor, New York, New York 10016 (the “Authorized Agent”) as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.

(b)                                 With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c)                                  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given.  The obligations of the Company in respect of any sum due from it to any Initial Purchaser shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss.  If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

18.                      Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.                      Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.                      Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchaser shall be delivered, mailed or sent to (i) Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, N.Y. 10005, Attention: Equity Capital Markets — Syndicate Desk (Fax: 212-797-9344), with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, N.Y. 10005, Attention: General Counsel (Fax: 212-797-4564); and if to the Company shall be delivered, mailed or sent to 5th Floor, Block 57, No. 461 Hongcao Road, Xuhui District, Shanghai 200233, People’s Republic of China, Attention: Qi Ji.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CHINA LODGING GROUP, LIMITED

By:	/s/ Teo Nee Chuan
	Name:	Teo Nee Chuan
	Title:	CFO

Signature Page to Purchase Agreement

Deutsche Bank Securities Inc.

By:	/s/ Francis Windels
	Name:	Francis Windels
	Title:	Managing Director

By:	/s/ Paul Stowell
	Name:	Paul Stowell
	Title:	Managing Director

Acting on behalf of itself and as the Representative of the several Initial Purchasers named in Schedule I hereto.

Signature Page to Purchase Agreement

SCHEDULE I

Initial Purchaser	Principal Amount of Notes to be Purchased
Deutsche Bank Securities Inc.	$363,072,000
J.P. Morgan Securities LLC	$43,714,000
Morgan Stanley & Co. International plc	$14,571,000
UBS Securities LLC	$3,643,000

Total:	$425,000,000

SCHEDULE II

Permitted Communications

Time of Sale Memorandum

1.                                      Preliminary Memorandum dated October 26, 2017

2.                                      Pricing Supplement dated October 26, 2017

Permitted Additional Written Offering Communications

Each electronic “road show” as defined in Rule 433(h) furnished to the Initial Purchasers prior to use that the Initial Purchasers and Company have agreed may be used in connection with the offering of the Notes

Permitted General Solicitations other than Permitted Additional Written Offering Communications set forth above

None

EXHIBIT A

Form of Lock-Up Agreement

, 2017

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

United States

As the Representative of the several Initial Purchasers

named in the Purchase Agreement (the “Representative”)

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with China Lodging Group, Limited, an exempted company incorporated in the Cayman Islands (the “Company”), providing for the offering (the “Offering”) by the several initial purchasers as set forth in Schedule I of the Purchase Agreement (the “Initial Purchasers”), of $425 million principal amount of 0.375% Convertible Senior Notes due 2022 of the Company (the “Securities”).  The Securities will be convertible into the American Depositary Shares (“ADSs”), each initially representing the right to receive four ordinary shares, par value US$0.0001 per share, of the Company (the “Ordinary Shares”).

To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final offering memorandum or such earlier date that the Representative consent to in writing (the “Restricted Period”) relating to the Offering (the “Final Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (collectively, “Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise or (3) publicly disclose the intention to make any such offer, pledge, sale or disposition, or enter into any such transaction, swap, hedge, or other arrangement.

The foregoing sentence shall not apply to (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Offering, provided that no filing under Sections 15 and 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions, (b) transfers of Lock-Up Securities as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, [or] (c) transfers of Lock-up Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value[, or (d) sales of up to 500,000 ADSs by the undersigned, provided that such sales (i) occur at least 45 days following the Closing Date (as defined in the Purchase Agreement), and (ii) do not exceed an aggregate of 30,000 ADSs in any trading day]1.

For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities.

The undersigned understands that the Company and the Initial Purchasers are relying upon this agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This agreement shall terminate upon the expiration of the Restricted Period or in the event that there is no delivery of, and payment for, the Notes pursuant to the Purchase Agreement, upon three days’ prior written notice of such non-delivery and non-payment given by the undersigned to you.

Yours very truly,

Name:

1 For Mr. Qi Ji / his trust.

SCHEDULE I to EXHIBIT A

List of Lock-Up Signatories

Qi Ji

Tong Tong Zhao

John Jiong Wu

Min Fan

Shangzhi Zhang

Jian Shang

Sébastien Bazin

Gaurav Bhushan

Min (Jenny) Zhang

Hui Jin

Teo Nee Chuan

Winner Crown Holdings Limited

East Leader International Limited

EXHIBIT B

CFO CERTIFICATE

Dated: November 3, 2017

The undersigned, Chief Financial Officer of China Lodging Group, Limited (the “Company”), pursuant to Section 5(d) of the Purchase Agreement, dated October 26, 2017 (the “Purchase Agreement”), between the Company and Deutsche Bank Securities Inc., as representative of the several purchasers named on Schedule I thereto (the “Initial Purchasers”), hereby certifies that:

1.              I am providing this certificate to the Initial Purchasers in connection with the Company’s issuance of 0.375% Convertible Senior Notes due 2022 (the “Offering”) as described in the Time of Sale Memorandum and the Final Memorandum.

2.              I am responsible for the Company’s accounting matters and I have specific knowledge of the internal accounting records of the Company. The Company’s books and records are prepared by members of my staff under my supervision.

3.              I have supervised the compilation of and reviewed the circled information contained on Annex A attached hereto, as disclosed in the Time of Sale Memorandum and the Final Memorandum.  With respect to such information, I have performed the following procedures, which were applied as indicated with respect to the letters explained below:

A.                                    I have compared the amount to, or computed the amount from, the Company’s accounting books and records prepared by the Company’s accounting personnel for the periods, or as of the dates, indicated and found such information to be in agreement (giving effect to rounding where applicable), and such information is true, complete and accurate.

B.                                    I have compared the amount or percentage to, or computed the amount or percentage from, the corresponding data and other records maintained by the Company for the periods, or as of the dates, indicated and found such information to be in agreement (giving effect to rounding where applicable), and such information is true, complete and accurate.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.  This certificate is to assist the Initial Purchasers in conducting and documenting their investigation of the affairs of the Company in connection with the Offering.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

By:
Name:	Teo Nee Chuan
Title:	Chief Financial Officer